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                                                                     Exhibit 4.5

                            ACCOUNT CONTROL AGREEMENT

          THIS ACCOUNT CONTROL AGREEMENT, dated as of JULY 31, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is by and among Golden Sky Systems, Inc., a Delaware corporation (the "Debtor"), State Street Bank and Trust Company of Missouri, N.A. ("State Street Missouri"), in its capacity as Escrow Agent under that certain Escrow Agreement of even date between the Debtor and State Street Missouri, in its respective capacities as Escrow Agent and as Trustee, each as defined therein (the "Escrow Agreement"), acting for the benefit of said Trustee (State Street Missouri, acting in such capacity as Escrow Agent, the "Escrow Agent") and State Street Bank and Trust Company, a Massachusetts trust company, acting as custodian and securities intermediary hereunder (the "Securities Intermediary").

          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Escrow Agreement. All references herein to the "UCC" shall, unless otherwise specified mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

          IN CONSIDERATION of the mutual covenants herein contained and the payment by State Street-Missouri of FIVE DOLLARS ($5.00) each to the Debtor and to the Securities Intermediary, it is hereby agreed as follows:

          SECTION 1. Establishment of Securities Account. The Securities Intermediary hereby confirms that (i) an account, identified by account number ______________ and in the name of "State Street Bank and Trust Company of Missouri, N.A., as Escrow Agent/Escrow Account pledged by Golden Sky Systems Inc., to State Street Bank and Trust Company of Missouri, N.A., as Trustee" (such account and any successor account the "Securities Account") has been established with and is held by the Securities Intermediary, (ii) the Securities Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC, (iii) the Securities Intermediary shall treat the Escrow Agent as entitled to exercise the rights that comprise any financial asset credited to the Securities Account, (iv) all property delivered to the Securities Intermediary pursuant to the Escrow Agreement and required by the terms thereof to be credited to the Securities Account will be promptly credited to the Securities Account, and (v) all securities (or other investment property or financial assets credited into the Securities Account) underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor (except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank).

          SECTION 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.
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          SECTION 3. Entitlement Orders. If at any time the Securities
Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Escrow Agent and relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person.

          SECTION 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in or lien, claim, encumbrance of right of set-off against the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby waives and releases any such security interest, lien, claim, encumbrance or right of set-off or recoupment that it may have or may obtain with respect to the Securities Account or any financial asset credited thereto.

          SECTION 5. Choice of Law. Both this Agreement and the Securities Account and the securities entitlements related thereto shall be governed by the laws of the Commonwealth of Massachusetts. Regardless of any provision in any other agreement, for purposes of Section 8-110(e) of UCC, the Commonwealth of Massachusetts shall be deemed to be the Securities Intermediary's "jurisdiction" for purposes of the Securities Account and the securities entitlements related thereto.

          SECTION 6. Duties of Securities Intermediary: Conflict with other Agreements.

          (a) The Securities Intermediary shall have no duties other than those expressly set forth herein and applicable under the UCC; without limiting the foregoing, the Securities Intermediary shall have no liability for the actions or omissions of the Escrow Agent, or for following any instruction of the Escrow Agent not in violation of the terms hereof, and shall have no responsibility for, and shall have no duty to monitor, determine or compel, compliance with the terms of the Escrow Agreement.

          (b) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account except for the Security Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          SECTION 7. Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account which the Securities Intermediary determines it is required by law to report to the Internal Revenue Service or any state or local taxing authorities shall be reported to the Internal Revenue Service or such state and local taxing authorities under the name and taxpayer identification number of the Debtor.

          SECTION 8. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

          (i) The Securities Account has been established as set forth in
Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary

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shall not change the name or account number of the Securities Account without the prior written consent of the Escrow Agent. No financial asset credited to the Securities Account is or will be registered in the name of the Debtor, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank. This Securities Account Control Agreement is a valid and legally binding obligation of the Securities Intermediary.

          (ii) The Securities Intermediary has not entered into, and until the termination of this agreement, will not enter into, any agreement with any other person relating to any of the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such person, other than the Escrow Agent. The Securities Intermediary has not entered into any other agreement with the Debtor or Escrow Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof. The Securities Intermediary is a "securities intermediary" as defined in Section 8-102(a)(14) of the UCC and is acting in such capacity hereunder.

          SECTION 9. Securities Account Statement. The Securities Intermediary shall deliver to the Escrow Agent a statement setting forth with reasonable particularity the balance of funds then in the Securities Account and the manner in which such funds are invested ("Securities Account Statement"). The Securities Account Statement shall be delivered by the Securities Intermediary 20 days after the date of this Agreement and every 30 days thereafter until the Applicable Date (as defined in the Escrow Agreement), at which point the Securities Account Statement shall be delivered at least 35 days prior to each Interest Payment Date, as defined in the Escrow Agreement (initially February 1 and August 1 of each year, commencing February 1, 1999).

          SECTION 10. Amendments; Sealed Instrument. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto. This Agreement is intended by each of the parties hereto to take effect as an instrument under seal.

          SECTION 11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.

          SECTION 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address provided for such Person in Section 8(g) of the Escrow Agreement and as to the Securities Intermediary, at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department.


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          SECTION 13. Termination. The rights and powers granted herein to the
Escrow Agent have been granted in order to perfect its security interests in the Securities Account are powers coupled with an interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interests of the Escrow Agent, for the benefit of the Trustee, in the Securities Account have been terminated pursuant to the terms of the Escrow Agreement and the Escrow Agent has notified the Securities Intermediary of such termination in writing.

          SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Control Agreement as of the 31st day of July, 1998.

                                           GOLDEN SKY SYSTEMS, INC., as
                                           Debtor


                                           By: /s/ Rodney A. Weary
                                              -------------------------
                                              Name: Rodney A. Weary
                                              Title: Chief Executive Officer


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                                           STATE STREET BANK AND TRUST
                                           COMPANY OF MISSOURI,N.A.,
                                           as the Escrow Agent



                                           By: /s/ R. Clasquin
                                              ------------------------
                                              Name: R. Clasquin
                                              Title: Assistant Vice President

                                           STATE STREET BANK AND TRUST
                                           COMPANY, as Securities Intermediary


                                           By: /s/ Laura S. Roberson
                                              --------------------------
                                              Name: Laura S. Roberson
                                              Title: Vice President